UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On April 21, 2026 (the “Closing Date”), Laird Superfood, Inc. (the “Company”) completed its acquisition (the “Terrasoul Acquisition”) of all of the issued and outstanding equity interests of Terrasoul Superfoods, LLC (“Terrasoul”) from the Seller (as defined herein) pursuant to that certain securities purchase agreement, dated April 21, 2026 (the “Terrasoul Acquisition Agreement”), by and among the Company, Terrasoul, Superfoods Seller LLC (the “Seller”) and, solely for purposes of Section 8.16 of the Terrasoul Acquisition Agreement, the Guarantors set froth on Schedule 1 thereto.

On the Closing Date and concurrently with the closing of the Terrasoul Acquisition, the Company completed the issuance and sale of 60,000 shares of Series A Preferred Stock (the “Preferred Shares”) to the Investor (as defined herein) at $1,000 per share for an aggregate purchase price of $60.0 million (the “Subsequent Closing” and together with the Terrasoul Acquisition, the “Transactions”), pursuant to that certain investment agreement dated December 21, 2025 (as amended, the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”) and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and, together with Gateway III, the “Investor”). The proceeds from the sale of the Preferred Shares were used to complete the Terrasoul Acquisition.

Item 1.01. Entry into a Material Definitive Agreement.

Terrasoul Acquisition Agreement

As discussed in the Introductory Note, on the Closing Date, the Company entered into the Terrasoul Acquisition Agreement, pursuant to which, among other things, and subject to certain limitations set forth therein, the Company acquired from the Seller all of the Company Membership Interests (as defined in the Terrasoul Acquisition Agreement) which constitute all of the issued and outstanding equity interests of Terrasoul, for a purchase price of (i) $48.0 million in cash, subject to customary purchase price adjustments, including adjustments for working capital, cash, debt and transaction expenses and (ii) potential earnout consideration of up to $5.0 million in cash based on the achievement of certain 2026 Contribution Margin (as defined in the Terrasoul Acquisition Agreement) thresholds during the calendar year 2026.

The Terrasoul Acquisition closed concurrently with the execution of the Terrasoul Acquisition Agreement on the Closing Date. The Terrasoul Acquisition Agreement contains customary representations from the Company, on the one hand, and Terrasoul and the Seller, on the other hand.

The foregoing description of the Terrasoul Acquisition Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Terrasoul Acquisition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Restrictive Covenant Agreement

Concurrently with the execution of the Terrasoul Acquisition Agreement, the Company entered into a Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”) by and among the Seller, Dennis Botts (“DB”), Amy Botts (“AB”), Jerry Collins (“JC”) and Mark Miller (“MM”, together with DB, AB and JC, the “Seller Members”, collectively with the Seller, the “Seller Parties”, and each, a “Seller Party”) pursuant to which the Seller Parties are subject to certain restrictive covenants as set forth therein during the three-year period following the closing of the Terrasoul Acquisition (with respect to MM) and the five-year period following the closing of the Terrasoul Acquisition (with respect to DB, AB and JC).

The foregoing description of the Restrictive Covenant Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Restrictive Covenant Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

The representations, warranties and covenants of each party set forth in the Terrasoul Acquisition Agreement and the Restrictive Covenant Agreement were made only for purposes of the Terrasoul Acquisition Agreement and the Restrictive Covenant Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Terrasoul Acquisition Agreement and the Restrictive Covenant Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Terrasoul Acquisition Agreement and the Restrictive Covenant Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Terrasoul Acquisition Agreement and the Restrictive Covenant Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Terrasoul, the parties to the Terrasoul Acquisition Agreement and Restrictive Covenant Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Terrasoul Acquisition Agreement and Restrictive Covenant Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note and Item 1.01, which are incorporated by reference into this Item 2.01, on the Closing Date, the Company completed the Terrasoul Acquisition pursuant to the Terrasoul Acquisition Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in the Introductory Note, which is incorporated by reference into this Item 3.02, on the Closing Date, the Investor purchased the Preferred Shares from the Company for gross proceeds of $60.0 million.

As previously announced, pursuant to the terms of the Investment Agreement, the Company has the option, subject to certain conditions, to require the Investor to purchase the Preferred Shares, provided that the decision to require the Investor to purchase the Preferred Shares be approved by a majority of the disinterested directors of the board of directors of the Company (the “Board”) and any funding of Preferred Shares be used to fund substantially concurrent strategic transactions.

On March 27, 2026, a majority of the disinterested directors of the Board approved the decision to require the Investor to purchase the Preferred Shares (including the number of Preferred Shares) pursuant to the terms of the Investment Agreement.

An aggregate of 16,806,722 shares of Common Stock may be issued upon conversion of the Preferred Shares.

The issuance of the Preferred Shares was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the execution of the Terrasoul Acquisition Agreement, the Company entered into an Advisory Agreement (the “Advisory Agreement”) with DB, an indirect beneficial owner of 32.33% of the issued and outstanding Company Membership Interests as of immediately prior to the Terrasoul Acquisition, pursuant to which DB agreed to provide the Company with certain advisory services during the two-year period following the closing of the Terrasoul Acquisition in exchange for aggregate fees of $1,500,000, payable in monthly installments of $62,500 during the two-year term of the Advisory Agreement.

The foregoing description of the Advisory Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Advisory Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference herein.

The information included under Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file the required financial statements of Terrasoul by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the required pro forma financial information by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated April 21, 2026, by and among Laird Superfood, Inc., Terrasoul Superfoods, LLC and Seller.
10.2*	Restrictive Covenant Agreement dated April 21, 2026, by and among Laird Superfood, Inc., Dennis Botts, Amy Botts, Jerry Collins and Mark Miller.
5.1*	Advisory Agreement dated April 21, 2026, by and among Laird Superfood, Inc. and Dennis Botts.
99.1	Press Release of Laird Superfood, Inc., dated April 21, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer